UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2009

Capital Gold Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-13078	13-3180530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

76 Beaver Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 344-2785

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2009, the Board of Directors of Capital Gold Corporation (the “Company”) appointed John Brownlie to the office of President.  Mr. Brownlie, 59, also serves as the Company’s Chief Operating Officer and a director.  Mr. Brownlie has served as the Company’s Chief Operating Officer and a director since February 2007 and, from May 2006 through February 2007, as the Company’s Vice President of Operations.  He will continue in his new position under the terms of his current employment agreement entered into with the Company effective January 1, 2009.  Mr. Gifford Dieterle will continue as the Company’s Chief Executive Officer, Treasurer and Chairman of the Board of Directors.

Prior to joining the Company, from 2000-2006, Mr. Brownlie was a consultant providing mining and mineral related services to various companies including SRK, Oxus Mining plc and Cemco Inc.  Between 1975-2000, Mr. Brownlie held senior level positions at Bateman Engineering in South Africa, Monarch Resources in Venezuela and Newmont Mining Corporation in Uzbekistan.  Mr. Brownlie is also a director of Palladon Ventures, a mineral-related company which is publicly traded on the Toronto Stock Exchange.

The Company issued a press release announcing the appointment of Mr. Brownlie as President on September 18, 2009.  A copy of the release is furnished with this report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

99.1           Press Release issued by Capital Gold Corporation dated September 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GOLD CORPORATION

September 18, 2009	By:	/s/ Gifford Dieterle
Gifford Dietele
Chief Executive Officer and Treasurer